82-85
                                E X H I B I T   (23)


                 Consent of Independent Certified Public Accountants

                                                                           83-85
                                                                  Exhibit 23




                           CONSENT OF INDEPENDENT AUDITORS


Securities and Exchange Commission
Washington, D.C.


      We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of our report dated January 12, 1996 on our audit of the consolidated financial statements of South Branch Valley Bancorp, Inc. as of December 31,1995 and 1994, and for the three years in the period ended December 31, 1995, appering in the 1995 Annual Report to Shareholders of South Branch Valley Bancorp, Inc.

                                    Arnett & Foster

Charleston, West Virginia
March 22, 1996